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                                                                   EXHIBIT 10.20

PERSONAL AND CONFIDENTIAL
VIA OVERNIGHT MAIL

                                November 22, 2002

Ms. Kimberly Bors
728 Westgate Road
Deerfield, Illinois 60015

Dear Kim:

         The purpose of this letter is to confirm the commitment made verbally to you on Tuesday, November 19,2002 relating to your employment status with IDEX.

         If, in the future, your employment with IDEX Corporation is terminated without cause ("cause" defined as willful misconduct or fraudulent behavior), IDEX will pay you a minimum of 12 months' salary at the then current monthly base rate as severance. Such benefit will not be applicable if you resign.

         Kim, we are delighted that you have decided to join IDEX. We look forward to working closely with you as well as to the significant contributions you will make to IDEX in the years ahead.

                                     Sincerely,
                                     /s/ Jerry N. Derck
                                     Jerry N. Derck

c: D. K. Williams